2001-HE3

 Payment Date                    01/25/2002
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Servicing Certificate                                                              Group 1A            Group 1B
---------------------
Beginning Pool Balance                                                     121,501,057.17            124,772,810.70
Beginning PFA                                                                7,335,745.12              4,340,608.35
Ending Pool Balance                                                        128,774,463.42            129,314,671.17
Ending PFA Balance                                                                   0.00                     (0.00)
Principal Collections                                                        6,125,754.03              5,952,915.32
Principal Draws                                                              6,063,488.95              6,154,800.46
Net Principal Collections                                                               -                         -
Active Loan Count                                                                   6,211                     2,630

Interest Collections                                                           503,142.92                472,677.67

Net Weighted Average Coupon  Rate                                                6.83000%                  6.57300%
Substitution Adjustment Amount                                                       0.00                      0.00

                      Beginning   Ending                                                   Interest   Security
Term Notes             Balance    Balance             Factor   Principal   Interest      Shortfalls      %          Coupon
----------             -------    -------             ------   ---------   ---------     ----------      -          ------
Class I - A - 1   128,836,000.00    128,836,000.00 1.0000000        0.00    236,199.33        0.00        49.89%       2.200%
Class I - A - 2   129,400,000.00    129,400,000.00 1.0000000        0.00    238,311.67        0.00        50.11%       2.210%
Certificates                -                    -    -            -        495,110.74          -             -            -

Loan Group 1A
Beginning Overcollateralization Amount                     802.29      Credit Enhancement Draw Amount    0.00
Overcollateralization Amount Increase (Decrease)            (0.00)     Unreimbursed Prior Draws          0.00
Outstanding Overcollateralization Amount                   802.29
Required Overcollateralization Amount                2,576,736.05

Loan Group 1B
Beginning Overcollateralization Amount                     910.68      Credit Enhancement Draw Amount    0.00
Overcollateralization Amount Increase (Decrease)             0.00      Unreimbursed Prior Draws          0.00
Outstanding Overcollateralization Amount                   910.68
Required Overcollateralization Amount                2,588,018.21

Loan Group 1A
Group                                                     Balance         of Loans                             of Balance
-----                                                     -------         --------                             ----------
Delinquent Loans (30 Days)                           1,052,666.29            39                                   0.82%
Delinquent Loans (60 Days)                             205,010.18             8                                   0.08%
Delinquent Loans (90 Days)                              32,249.79             3                                   0.01%
Delinquent Loans (120 Days)                                     -             0                                   0.00%
Delinquent Loans (150 Days)                                     -             0                                   0.00%
Delinquent Loans (180 Days)                                     -             0                                   0.00%
REO                                                             -             0                                   0.00%
FC                                                              -             0                                   0.00%
BK                                                              -             0                                   0.00%

Loan Group 1B
Group                                                     Balance         of Loans                             of Balance
-----                                                     -------         --------                             ----------
Delinquent Loans (30 Days)                             475,699.31            15                                   0.37%
Delinquent Loans (60 Days)                             138,790.95             2                                   0.05%
Delinquent Loans (90 Days)                               7,000.00             1                                   0.00%
Delinquent Loans (120 Days)                                     -             0                                   0.00%
Delinquent Loans (150 Days)                                     -             0                                   0.00%
Delinquent Loans (180 Days)                                     -             0                                   0.00%
REO                                                             -             0                                   0.00%
FC                                                              -             0                                   0.00%
BK                                                              -             0                                   0.00%

Groups                                                     Capitalized Interest Account LG1A    Capitalized Interest Account LG1B
------                                                     ---------------------------------    ---------------------------------
Beginning Balance                                                        0.00                                 0.00
Withdraw relating to Collection Period                                   0.00                                 0.00
Interest Earned (Zero, Paid to Funding Account)                          0.00                                 0.00
                                                                        -----                                ----
Total Ending Capitalized Interest Account Balance as of Payment Date     0.00                                 0.00
Interest earned for Collection Period                                    0.00                                 0.19
Interest withdrawn related to prior Collection Period                   74.45                                75.48


Prefunding Account                                                                 Loan Group 1A         Loan Group 1B
------------------
Beginning Balance                                                                7,335,745.12              4,340,608.35
Additional Purchases During Revoliving Period                                    7,335,671.33              4,339,975.33
Excess Of Draws over Principal Collections                                               0.00                      0.00
Remaining balance sent to Funding account                                              (73.79)                  (633.02)
Total Ending Balance as Of Payment Date                                                  0.00                     (0.00)
Interest earned for Collection Period                                                2,041.79                 17,516.21
Interest Withdrawn related to prior Collection Period                               75,130.59                 36,326.56

Funding Account                                                                    Loan Group 1A            Loan Group 1B
---------------
Beginning Funding Account Balance                                                       0.00                287,491.63
Deposit to Funding Account                                                         62,265.08                      0.00
Excess Of Draws over Principal Collections                                              0.00               (201,885.14)
Payment for Additional Purchases                                                        0.00                      0.00
Prefunding balance sent to Funding account                                             73.79                    633.02
Ending Funding Account Balance as of Payment Date                                  62,338.87                 86,239.51
Interest earned for Collection Period                                                   0.00                     66.56
Interest withdrawn related to prior Collection Period                                   0.00                     66.56


Cuurent Month Repurchases Units                                                            0                         0
Cuurent Month Repurchases ($)                                                              -                         -


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